ANNEX A

                      AGREEMENT RELATING TO THE SALE OF ALL
                      OF THE CAPITAL STOCK OF A SUBSIDIARY
                           CORPORATION IN EXCHANGE FOR
                   CAPITAL STOCK OF THE ACQUIRING CORPORATION


                  AGREEMENT, dated as of April 9, 1996 (the "Agreement"), by and among ELEPHANT & CASTLE GROUP INC., a company organized and existing under the laws of British Columbia, Canada (" Purchaser"); and ALAMO RESTAURANTS, INC., a Minnesota corporation (the "Company"); and ALAMO GRILL, INC., an Indiana corporation and a wholly-owned subsidiary of the Company (the "Subsidiary" or "Grill").

                                    RECITALS

                  WHEREAS, the Subsidiary is the sole operating business of the Company;

                  WHEREAS, the Company is willing to sell all of the capital stock of the Subsidiary;

                  WHEREAS, Purchaser desires to acquire all of the capital stock of the Subsidiary, in exchange for the capital stock of Purchaser and the assumption by Purchaser of certain of the liabilities of the Company;

                  WHEREAS, it is contemplated that the affirmative vote of holders of a majority of the voting stock of the Company will be required to approve the sale of the capital stock of Grill; and

                  WHEREAS, Purchaser, Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements, each to the other, with the transactions contemplated hereunder.

                  NOW,  THEREFORE,  in  consideration  of the  premises  and the
mutual  representations,   warranties,   covenants,  agreements  and  conditions
contained herein, the parties hereto agree as follows:

1. SALE AND TRANSFER

         1.1      Sale and Transfer

                  At the Closing, as hereinafter defined, the Company shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase, accept and pay for all of the issued and outstanding capital stock of the Subsidiary (the "Sale"). The Company shall further transfer and deliver any and all tangible and intangible assets held by the Company relating to the business and operations of the Subsidiary, including recipes, accounting policies and procedures, computer records, (including without limitation, with respect to staff training, schedules, cash management records, engineering and technical data) menus, plans of operations, employee lists, property rights and other such intangible property. In exchange for the assets of the Subsidiary held by the Company, Purchaser will assume and cause to be paid at Closing the specified liabilities of the Company up to but not in excess of $536,000 in the aggregate as set forth in Exhibit A.

         1.2      Stockholders' Meeting

                  The Company will take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation and By-Laws to convene a special meeting of its stockholders (the "Special Meeting") as soon as practicable to consider and vote upon the approval of this Agreement. The Company, through its Board of Directors, shall recommend to its stockholders approval of this Agreement (which recommendation shall be contained in the Proxy Statement (as hereinafter defined)) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement. Subject to the foregoing, the transactions provided for herein shall be subject to, and contingent upon, such stockholder approval.

         1.3      Further Assurances

                  If, at any time after the Effective Time, Purchaser shall advise the Company that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser its right, title or interest in, to or under any of the rights, properties or assets of the Subsidiary to be acquired as a result of, or in connection with, the sale or otherwise to carry out this Agreement, the officers and directors of the Company shall be authorized to execute and deliver, in the name and on behalf of each of the Company and the Subsidiary all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the Company all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser, or otherwise to carry out this Agreement.

         1.4      Assets/Liabilities Not Included

                  It is understood and agreed that this transaction related solely to the business and assets of the Subsidiary, and does not affect, relate to or impinge upon any specific assets, tangible or intangible, at the Company which are unrelated to the business and assets of the Subsidiary.

2. THE PURCHASE PRICE

         2.1 The shares of the capital stock of the Subsidiary shall be acquired by Purchaser hereunder solely in exchange for Common Shares, par value $.01 per share ("Purchaser Common Shares"). The purchase price shall be $1,536,000 payable as follows:

                  (a) Purchaser shall pay (or assume) the liabilities referred to in Section 1.1 above (up to but not in excess of $536,000 in the aggregate); and

                  (b) The remaining balance, after deducting the amount paid or assumed as (a) above, $1,000,000, by delivery of 147,059 shares of the Common Stock of Purchaser.

         2.2 Company shall distribute the Purchaser Common Shares to and among its shareholders based upon a fraction determined by dividing the number of Purchaser Common Shares to be delivered hereunder by the number of shares of Company Common Stock, par value $.01 (the "Company Common Stock") issued and outstanding as of the Closing Date (except for shares of the Company Common

Stock held in treasury or otherwise owned, directly or indirectly, by the Company). The aforesaid ratio is hereinafter referred to as the "Exchange Ratio."

         2.3 The Company Common Stock shall not be affected by the distribution of the Purchaser Common Shares to and the holders of such Company Common Stock shall continue to have any and all rights of shareholders with respect thereto.

         2.4 The Purchaser Common Shares are hereinafter sometimes called the "Closing Consideration." In the event of any change in Purchaser Common Shares by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or otherwise, subject to the date hereof and prior to Closing, the Closing Consideration, and the Exchange Ratio shall be correspondingly adjusted.

         2.5 Purchaser shall not have any liability or responsibility for the distribution of the Purchaser. Common Shares to any holder of shares of Company Common Stock.

         2.6      Fractional Shares

                  Notwithstanding any other provisions of this Agreement, each holder of shares of Company Common Stock who would be entitled by the application of the Exchange Ratio, to receive a fraction of a Purchaser Common Share shall not be entitled to receive a fractional share, and shall receive, in lieu thereof, scrip representing rights to acquire, without further consideration, a fraction of one whole share/nearest to one-one hundredth (.00) of a share. The shareholders may trade the scrip only as between themselves in order to collect sufficient scrip for a whole share. The scrip shall have no cash value. Scrip not exchanged for a whole share shall expire and be of no further value as of the sixtieth (60th) day following the effective date hereunder.

         2.7      Shareholder Approval

                  This Agreement provides that the shareholders of the Company shall be entitled to notice of and the right to vote upon the transaction at a Special Meeting of such shareholders, and is subject to such approval.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to the Company as follows:

         3.1      Organization

                  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of British Columbia.

         3.2      Capitalization

                  The authorized capital stock of Purchaser consists of 10,000,000 shares of Purchaser Common Stock. As of the date hereof, there are 2,604,611 shares of Purchaser Common Stock issued and outstanding. As of the date hereof, there were 220,000 shares of Purchaser Common Stock reserved for issuance upon the exercise of outstanding options and options which may be granted under the stock option plans of Purchaser (the "Purchaser Plans"), 595,000 shares of Purchaser Common Stock reserved for issuance upon the exercise of certain warrants; 171,110 shares reserved for issuance without further consideration in connection with the placement of $9,000,000 of Convertible Subordinated Notes due 2004 of Purchaser (the "Convertible Notes"), and 1,250,000 shares of Purchaser Common Stock reserved for issuance upon the conversion of the outstanding aggregate principal amount of the Convertible Notes. All issued and outstanding shares of Purchaser Common Stock are, and all shares of Purchaser Common Stock to be issued at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto.

         3.3      Authority Relative to this Agreement

                  Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Sale and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Sale and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser. No other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Sale or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization and delivery hereof by the Company and Subsidiary, constitutes a valid and binding agreement of Purchaser, enforceable against it in accordance with the terms hereof, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

         3.4      No Violations, Etc.

                  (a) Assuming that all filings, permits, authorizations, consents and approvals have been duly made or obtained as contemplated by this
Section 3.4, the execution and delivery of this Agreement and the consummation by Purchaser of the Sale and the other transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation or By-Laws of Purchaser, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which Purchaser or any of its properties is bound, or (iii) result in a violation of breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement or other instrument to which Purchaser is a party, or by which Purchaser or any of its properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches and defaults (x) which, either individually or in the aggregate, would not materially impair or preclude the ability of Purchaser to consummate the Sale or the other transactions contemplated hereby or not have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of Purchaser taken as a whole ("Purchaser Material Adverse Effect") or (y) for which Purchaser prior to the Sale shall have received appropriate consents or waivers.

                  (b) No filing or registration with, or authorization, consent or approval of, any governmental entity is required by Purchaser in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the Sale and the other transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (ii) filings with, and approval of, NASDAQ and the Pacific Stock Exchange ("PSE") in connection with the listing of common stock of Purchase issuable to the shareholders of the Company, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings, if any as may be required under the corporation, takeover or blue sky laws of various states, and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, either individually or in the aggregate, would not either materially impair or preclude the ability of Purchaser to consummate the transactions contemplated hereby.

         3.5      Registration Statement; Proxy Statement

                  None of the information supplied by Purchaser for inclusion or incorporation by reference in (i) the registration statement registering under the Securities Act the Purchaser Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration Statement") or (ii) the proxy statement to be sent to the shareholders of the Company in connection with the Special Meeting, including all amendments and supplements thereto (the "Proxy Statement") shall, in the case of the Registration Statement at the time the Registration Statement becomes effective and the Effective Time, and in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to Purchaser shall occur which is required to be described in the Registration Statement or Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the Securities and Exchange Commission (the "SEC") and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will (with respect to Purchaser) comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be.

         3.6      SEC Filings

                  Purchaser has filed with the SEC all required forms, reports and documents required to be filed by it with the SEC since January 1, 1994 (collectively, the "Purchaser SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates, the Purchaser SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.7      Financial Statements

                  The audited consolidated financial statements and unaudited consolidated interim financial statements of Purchaser included or incorporated by reference in Purchaser's forms, reports and documents filed with the SEC since January 1, 1994, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Purchaser as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) , and such audited consolidated financial statements have been certified as such (without exception by Purchaser's independent accountants.

         3.8      Absence of Material Adverse Change

                  Since the date of Purchaser's 10-K for the fiscal year ended December 31, 1995, except as set forth in the Purchaser's SEC Reports, there has been no change, or any development involving a prospective change, in the business, operations, assets, financial condition or results of operations of Purchaser taken as a whole that would have a Purchaser Material Adverse Effect.

         3.9      Disclosure

                  No representation or warranty by Purchaser and no statement or information relating to Purchaser contained herein, or in any certificate furnished by or on behalf of Purchaser in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Purchaser that:

         4.1      Organization and Qualification

                  (a) Each of the Company and the Subsidiary is a corporation duly organization, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) The Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the management, business, operations, assets, condition (financial or otherwise) or prospects of the Subsidiary (a "Material Adverse Effect").

                  (c) Neither the Company nor the Subsidiary is in violation of any of the provisions of its Restated Certificate of Incorporation (or other applicable charter document) or By-Laws. Set forth in Section 4.1 of the Disclosure Statement previously delivered by the Company to Purchaser (the "Disclosure Statement") are accurate and complete copies of the Restated Certificate of Incorporation (or other applicable charter document) and By-Laws, as currently in effect, of each of the Company and the Subsidiary.

         4.2      Authority Relative to this Agreement

                  The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Sale and the other transactions contempt hereby. The execution and delivery of this Agreement and the consummation of the Sale and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company or the Subsidiary are necessary to authorize this Agreement or to consummate the other transactions contemplated hereby (other than, with respect to the Sale, the approval by the holders of a majority of the outstanding shares of Company Common Stock at the Special Meeting or any adjournment thereof). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

                  The transaction will require the written consent of the Simon Property Group, Lessor of the Mall of America location. In the absence of such consent, Purchaser shall have no obligation hereunder.

         4.3      No Violations, Etc.

                  No filing with, notification to and no permit, authorization, consent or approval of, any public body is necessary for the consummation by the Company of the Sale or the other transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the Sale or the other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) subject to obtaining the approval of a majority of the outstanding shares of Company Common Stock at the Special Meeting or any adjournment thereof, conflict with or result in any breach of any provision of the Certificate of Incorporation (or other comparable charter documents) or By-Laws of the Company or its Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture or deed of trust, or (y) license, lease (except as set forth in Section 4.3 of the Disclosure Statement), agreement or other instrument or obligation to which the Company or the Subsidiary is a party or by which either of them or any of their properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiary or any of their properties or assets.

         4.4      Board Recommendation

                  The Board of Directors of the Company has, by a unanimous vote at a meeting of such Board duly held on, or by unanimous written consent of such Board dated April 2, 1996, approved and adopted this Agreement, the Sale and the other transactions contemplated hereby, and recommended that the holders of such shares approve and adopt this Agreement, the Sale and the other transactions contemplated hereby.

         4.5      Affiliates

                  The Company has delivered to Purchaser a letter identifying all persons who, as of the date hereof, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Affiliates") and the written agreement of each such person, substantially in the form of Exhibit B hereto.

         4.6      Registration Statement; Proxy Statement

                  None of the information supplied in writing by the Company or Subsidiary for inclusion or incorporation by reference in the (i) Registration Statement or (ii) Proxy Statement shall, in the case of the Registration

Statement, at the time the Registration Statement becomes effective and the Effective Time, and in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or the Subsidiary shall occur which is required to be described in the Registration Statement or Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will (with respect to the Company and the Subsidiary) comply as to form in all material respects with the applicable provisions of the Securities Act and Exchange Act, as the case may be.

         4.7      Finders or Brokers

                  Neither the Company nor its Subsidiary has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Sale.

         4.8      Financial Statements

                  The financial statements of the Subsidiary to be included or incorporated by reference in the Proxy Statement have been prepared, or will have been prepared, in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and shall fairly present the consolidated financial position of the Company and its Subsidiary as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

         4.9      Absence of Undisclosed Liabilities

                  The Subsidiary has no liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the balance sheet of the Subsidiary, annexed hereto as Exhibit C hereof (the "Balance Sheet") and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet, that would not individually or in the aggregate have a Material Adverse Effect.

         4.10     Absence of Changes or Events

                  Since January 29, 1994, except as set forth in Section 4.10 of the Disclosure Statement:

                  (a) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company or the Subsidiary, or any declaration, setting aside or payment of any dividend or other distribution by the Company or any of its Subsidiary in respect of their capital stock;

                  (b) except in the ordinary course of business and consistent with past practice, neither the Company nor the Subsidiary has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation or entered into any commitment or transaction material to the Company and its Subsidiary taken as a whole;

                  (c) there has not been any change in accounting methods, principles or practices of the Company;

                  (d) except in the ordinary course of business and consistent with past practice and in amounts that are immaterial, there has not been any revaluation by the Company or any of its Subsidiary of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

                  (e) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not individually or in the aggregate, have a Material Adverse Effect on the business and affairs of the Subsidiary;

                  (f) there has been no material change, or any development involving a prospective change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of the Subsidiary; and

                  (g) there has not been any agreement by the Company or its Subsidiary to (i) do any of the things described in the preceding clauses (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article 4 untrue or incorrect in any material respect.

         4.11     Capitalization of the Company

                  The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, without par value. As of the date hereof, there are 3,146,000 shares of Company Common Stock outstanding and -0-shares of Company Common Stock held in the Company's treasury. As of the date hereof, 454,232 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants and options.

         4.12     Capital Stock of Subsidiary

                  The Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of such Subsidiary. Other than as set forth in Section 4.12 of the Disclosure Statement, all of such shares so owned by the Company are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by the Company free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed in Section
4.12 of the Disclosure Statement, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture, business association or entity.

         4.13     Litigation

                  There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or relating to the Company or its Subsidiary before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, the Subsidiary, or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude the Company's ability to consummate the Sale or the other transactions contemplated hereby or have a Material Adverse Effect.

         4.14     Insurance

                  Section 4.14 of the Disclosure Statement lists all material insurance policies in force on the date hereof covering the businesses, properties and assets of the Subsidiary and all claims against such policies. All such policies are currently in effect, and true and complete copies of all such policies have been delivered to Purchaser. Except as set forth in Section
4.14 of the Disclosure Statement, the Company has not received notice of the cancellation of any of such insurance in effect on the date of this Agreement.

         4.15     Title to and Condition of Properties

                  Except as set forth in Section 4.15 of the Disclosure Statement, the Subsidiary has good title to all of the personal property which is reflected on the Subsidiary's Balance Sheet for the period ended 1/28/96 (the "Balance Sheet"), except for such property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Except as set forth in Section 4.15 of the Disclosure Statement, no such personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, either materially impair or preclude the Company's ability to consummate the Sale and the other transactions contemplated hereby or have a Material Adverse Effect.

                  Copies of UCC search for filings against Subsidiary have been provided.

         4.16     Leases

                  There have been delivered to Purchaser true and complete copies of each lease requiring the payment of rentals pursuant to which real or personal property is held under lease by the Subsidiary. A true and complete list of all such leases is set forth in Section 4.16 of the Disclosure Statement. All of the leases so listed are valid and subsisting and in full force and effect with respect to the Subsidiary, as the case may be, and, to the Company's knowledge, with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

         4.17     Contracts and Commitments

                  Except as are listed in Section 4.17 of the Disclosure Statement, the Company is not a party to any existing contract, obligation or commitment of any type in any of the following categories:

                  (a) any sales contract, including any open bid or quotation, which is of an open-end or blanket nature or contains warrants in excess of those consistent with industry practice, or contains unusual penalty provisions for late performance, or was incurred other than in the ordinary course of business and consistent with past practice;

                  (b) contracts for the purchase of materials, supplies or equipment which have not been entered into in the ordinary course of business and consistent with past practice or which provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or contracts for capital expenditures;

                  (c) contracts with distributors, manufacturers' representatives or sales agents, except those which are terminable at the option of the Company or its assignees on 60 days' notice or less without incurring any liability thereby;

                  (d) contracts under which the Company has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (i) the performance of any other person, firm or corporation under a contract, or (ii) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation;

                  (e) powers of attorney outstanding from the Company other than as issued in the ordinary course of business and consistent with past practice;

                  (f) contracts under which any amount payable by or to the Company is dependent upon the revenues or profits of the Company;

                  (g) contracts with any director, officer or employee of the Company other than in such person's capacity as a director, officer or employee of the Company;

                  (h) contracts which limit or restrict where the Company or any of its Subsidiary may conduct its or their business or the type or line of business which the Company or any of its Subsidiary may engage in;

                  (i) contracts containing any material agreement with respect to any change of control of the Company;

                  (j) contracts with any party for the loan of money or availability of credit to or from the Company or any of its Subsidiary (except credit extended by the Company or any of its Subsidiary to its or their customers in the ordinary course of business and consistent with past practice; or

                  (k)  any  hedging,   option,   derivative   or  other  similar
transaction.

                  True and complete copies of all contracts, obligations and commitments listed in Section 4.17 of the Disclosure Statement have been delivered to Purchaser.

         4.18     Labor Matters

                  The Subsidiary is not a party to any union contract or other collective bargaining agreement. The Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The
Subsidiary has not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Subsidiary. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Subsidiary.

         4.19     Compliance with Law

                  The Subsidiary has not violated, or failed to comply with, any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. The Company Subsidiary has all permits, licenses and franchises from governmental agencies required to conduct its businesses as now being conducted.

         4.20     Employment and Labor Contracts

                  Neither the Company nor the Subsidiary is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or executive employee or, to the best of the Company's knowledge, any entity affiliated with any past or present officer, director or executive employee other than those set forth in Section
4.20 of the Disclosure Statement, in each case true and complete copies of which contracts have been delivered to Purchaser.

         4.21     Intellectual Property Rights

                  The Subsidiary owns or has the right to use all Intellectual Property Rights ("Intellectual Property Rights") necessary and appropriate for the operation of the business of the Subsidiary as the same currently exits. Intellectual Property Rights shall mean and include rights relating to patents, trademarks, service marks, trade names, copyrights, mask works, inventions, processes, trade secrets, know-how, confidentiality agreements, consulting agreements, software and any documentation relating to the manufacture, marketing and maintenance of products) necessary to the conduct of their respective businesses. Except as listed in Section 4.21 of the Disclosure Statement, to the knowledge of the Company, there have been no claims or assertions made by others that the Subsidiary has infringed upon any Intellectual Property Rights of others in the preceding six-year period. Except as listed in Section 4.21 of the Disclosure Statement, the Company has no knowledge of any infringement of Intellectual Property Rights of the Company by others. True and complete copies of all material listed in Section 4.21 of the Disclosure Statement have been delivered to Purchaser.

         4.22     Taxes

                  Except  as  disclosed  in  Section  4.22  of  the   Disclosure
Statement, (i) the Subsidiary has prepared and timely filed or will timely file with the appropriate governmental agencies all material franchise, income and all other material Tax (as hereinafter defined) returns and reports (hereinafter collectively referred to as "Tax Returns") required to be filed for any period on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its Subsidiary (copies of which for the past three fiscal years have been delivered to Purchaser); and (ii) all material Taxes of the Subsidiary through Closing Date have been paid in full to the proper authorities or fully accrued for with respect to all fiscal periods for which there are available financial statements, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles.

                  "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

         4.23     Employee Benefit Plans; ERISA

                  (a) Except as set forth in Section 4.23 of the Disclosure Statement, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees (or former employees) employed in the United States, maintained or contributed to by the Subsidiary or any of their ERISA Affiliates (as hereinafter defined), or to which the Subsidiary or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("Pension Benefits Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code of which the Company or a Subsidiary is a member.

                  (b) The Company has delivered to Purchaser true and complete copies of all "welfare benefits plans" (as defined in Section 3(l) of ERISA) covering employees (or former employees) of the Subsidiary.

                  (c) The Company and its Subsidiary, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a material adverse effect.

                  (d) All  contributions  to, and  payments  from,  the  Pension
Benefit Plans which are required to have been made in accordance with the Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the code have been timely made.

                  (e) The  Pension  Benefit  Plans  intended  to  qualify  under
Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred with respect to the operation of such Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

                  (f) There are (i) no investigations pending, to the best knowledge of the Company, by any governmental entity involving the Pension Benefit Plans or Welfare Plans, (ii) no termination proceedings involving the Pension Benefit Plans, and (iii) no pending or, to the best of the Company's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any pension Benefit Plan or against the assets of any trust under such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have a Material Adverse Effect, nor, to the best of the Company's knowledge, are there any facts which would give rise to any liability except for those which would not, individually or in the aggregate, either materially impair or preclude the Company's ability to consummate the Sale and the other transactions contemplated hereby or have a Sale Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

                  (g) Neither the Company nor its Subsidiary or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on the Company or any of its Subsidiary under Section 4975 of the Code or Section 502(I) of ERISA.

                  (h) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof.

                  (i) Neither the Company nor the Subsidiary nor any ERISA Affiliate has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under
Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due.

                  (j) Neither the Company nor the Subsidiary nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multi employer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

                  (k) Except as disclosed in Section 4.23of the Disclosure Statement, with respect to each of the Pension Benefit and Welfare Plans, true, correct and complete copies of the following documents have been delivered to
Purchaser: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, and (iv) the most recent IRS determination letter, if applicable.

         4.24     Environmental Matters

                  (a) The Subsidiary and the properties and assets used in businesses are in full compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes, without limitation, the possession of all licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under applicable Environmental Laws, and compliance with the terms and conditions thereof, and there are no circumstances currently in existence which, to the knowledge of the Company, may materially prevent or interfere with compliance in the future.

         4.25     For purposes of this Agreement:

                  (a) "Environment" shall mean any surface water, ground water, or drinking water supply, land surface or subsurface strata, or ambient air, and includes, without limitation, any indoor location.

                  (b) "Environmental Laws" shall mean all federal, state, local and foreign laws, codes, regulations, ordinances, requirements, directives, orders, common law, and administrative or judicial interpretations thereof that may be enforced by any Governmental Authority or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment.

         4.26     Directors, Officers and Compensation of Employees

                  There is set forth in Section 4.26 of the Disclosure Statement a true and complete list showing (a) the names and addresses of all directors and officers of the Company and the Subsidiary and (b) the names of all salaried persons whose aggregate compensation for purposes of tax reporting from the Company and its Subsidiary in the fiscal year ended January 28, 1996, was, or in the calendar year ending December 31, 1996 is expected (excluding product sales commissions) to be, U.S. $60,000 or more per year, together with a statement of the full amount expected to be paid to such person for services in all capacities to be rendered in the calendar year ending December 31, 1995, and the basis thereof, separately including the amounts paid or payable, or expected to be paid or payable, under bonus or incentive arrangements, if any.

         4.27     Disclosure

                  No representation or warranty by the Company and no statement or information relating to the Company or the Subsidiary contained herein, or in any certificate furnished by or on behalf of the Company or the Subsidiary to Purchaser or Newco in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5. COVENANTS

         5.1      Conduct of Business of the Company

                  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Subsidiary will conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially impair or preclude the operation of the business of the Subsidiary. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Subsidiary will not without the prior written consent of Purchaser:

                  (a) except in the ordinary course of business and consistent with past practice (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing loans, lines of credit or replacements thereof on terms no less favorable than, and in amounts not exceeding, existing loans or lines of credit;
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (b) (i) except pursuant to written agreements existing on the date of execution of this Agreement, increase in any manner the compensation of any of its directors or officers; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its past or present employees; or (iv) enter into any contract, agreement or understanding with any of its past or present directors or officers;

                  (c) except in the ordinary course of business and consistent with past practice or as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real personal or mixed;

                  (d) except as otherwise expressly  contemplated  hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

                  (e) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice except as expressly contemplated by this Agreement;

                  (f) except as previously identified to Purchaser prior to the date hereof, authorized or commit to make any capital expenditures, except as Purchaser shall consent to;

                  (g) knowingly undertake any act, or suffer to exist any condition, causing any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary course of business and consistent with past practice and following written notice to Purchaser;

                  (h) maintain its books and records in a manner otherwise than in the ordinary course of business and consistent with past practice;

                  (i) enter into any hedging, option, derivative or other similar transaction;

                  (j)   change   any   assumption   underlying,   or  method  of
calculating, any bad debt, contingency, provision or other reserve;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business; or

                  (l) agree to do any of the foregoing.

         5.2      No Solicitation

                  The Company agrees that, prior to the Effective Time, it shall not, and shall not give authorization or permission to any of its or its Subsidiary's directors, officers, employees, agents or representatives to, and shall use all commercially reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving the Subsidiary, or the acquisition of all or any substantial portion of the assets or capital stock of the Subsidiary or inquiries or proposals concerning or which may reasonably be expected to lead to any of the foregoing, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Sale or any other transactions expressly contemplated by this Agreement, or contemplated to be a material part thereof. The Company shall immediately advise the Purchaser in writing of any inquiries or proposals relating to any such transaction.

         5.3      Access to Information

                  From the date of this Agreement until the Effective Time, the Company will give Purchaser and their authorized representatives full access during normal business hours to all facilities, personnel and operations and to all books and records of the Subsidiary, will permit Purchaser to make such inspections as they may reasonably require and will cause its officers and those of its Subsidiary to furnish Purchaser with such financial and operating data and other information with respect to the businesses and properties of the Subsidiary as Purchaser may from time to time reasonably request.

         5.4      Registration Statement and Proxy Statement

                  (a) Purchaser shall file with the SEC as soon as is reasonably practicable after the date hereof but in no event later than forty-five (45) days from the date hereof, the Registration Statement in which the Company's Proxy Statement shall be included. Purchaser and the Company shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC. Purchaser shall also take any action required to be taken under applicable state blue sky or securities laws in connection with shares of Purchaser Common Stock to be issued as Closing Consideration. Purchaser and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 5.4(a).

         5.5      Commercially Reasonable Efforts: Other Actions

                  (a) Subject to the terms and conditions herein provided, Purchaser, and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  (b) Prior to the Effective Time, the Company shall cooperate with Purchaser in taking such actions as are reasonably appropriate or necessary in connection with any redemption, pre-payment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or its Subsidiary which is required to be obtained to effectuate the Sale or other transactions contemplated hereby; provided that any such restructuring shall become effective at the Effective Time.

                  (c) The Company shall cause its Directors to deliver proxies to Purchaser with respect to all shares of the Company's Common Stock owned by such directors, which proxies shall authorize the Purchaser to vote all such shares in favor of the Sale.

         5.6      Public Announcements

                  Before issuing any press release or otherwise making any public statement with respect to the Sale or any of the other transactions contemplated hereby, Purchaser, the Company and the Subsidiary will consult with, and obtain the consent of, each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining such consent, except as may be required by law.

         5.7      Notification of Certain Matters

                  (a) The Company and the Subsidiary shall give prompt notice to Purchaser of any notice of or other communication asserting a default or event which, with notice or lapse of time or both, would become a default received by the Company or any of its Subsidiary subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of the Subsidiary.

                  (b) Each of the Company and Purchaser give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Sale or other transactions contemplated hereby, (b) any material adverse change in their respective general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change, or
(c) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue.

         5.8      Expenses

                  Except as set forth in Section 10.5, Purchaser, on the one hand, and the Company, on the other hand, shall bear their respective expenses incurred in connection with the Sale, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby and all fees and expenses of investment bankers, finders, brokers, agents of the transaction.

         5.9      Affiliates

                  The Company shall advise Purchaser in writing of any person who becomes an Affiliate after the date hereof and prior to the Effective Time and shall use all commercially reasonable efforts to have each such person deliver to Purchaser, no later than the date such person becomes an Affiliate, a agreement substantially in the form of Exhibit B hereto.

         5.10     Stock Exchange Listings

                  Purchaser shall use all commercially reasonable efforts to list on NASDAQ and the PSE, upon official notice of issuance, the Purchaser Common Stock to be issued in connection with the Sale.

         5.11     Company and Subsidiary Actions

                  The Company shall not take or omit to take, and shall not cause or permit its Subsidiary to take or omit to take, any action which would cause a breach of any representation or warranty of the Company and/or the Subsidiary contained in this Agreement, such that the Closing conditions set forth in Section 7.1 would not be satisfied.

         5.12     Environmental Matters

                  The Company shall make all filings and use all commercially reasonable efforts to take all actions necessary to comply with the provisions and requirements of all Environmental Laws.

         5.13     Resignation of Directors

                  Prior to the Effective Time, the Company shall deliver to Purchaser at no cost the resignation of and of the directors of the Subsidiary, as Purchaser shall specify, effective at the Effective Time.

6. CONDITIONS TO THE OBLIGATION OF PURCHASER AND THE COMPANY

The respective obligations of each party to effect the Sale shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         6.1      Registration Statement

                  The  Registration  Statement  shall have become  effective  in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or blue sky authorizations shall have been received.

         6.2      Stockholders Approval

                  The approval of a majority of the outstanding shares of Company Common Stock cast at the Special Meeting or any adjournment thereof shall have been obtained.

         6.3      Listings

                  The Purchaser Shares issuable in the Sale shall have been authorized for listing on NASDAQ and the PSE subject to official notice of issuance.

         6.4      Dissenting shareholders

                  The shareholders of the Company owning 10% or more of its Common Stock shall not have asserted their dissenters' rights under the provisions of the Minnesota Business Corporation Law.

7. CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND NEWCO

                  The obligation of Purchaser to effect the Sale and to perform its other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Purchaser :

         7.1      Representations and Warranties

                  The representations and warranties of the Company contained herein shall be true and correct in all respects on the date of this Agreement and the Closing Date as though such representations and warranties were made at and on such date.

         7.2      Performance

                  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date except for those failures to so perform or comply which individually or in the aggregate would not either materially impair or preclude the Company's ability to consummate the Sale and the other transactions contemplated hereby or have a Material Adverse Effect.

         7.3      Certificates

                  The Company shall furnish such certificates of its officers to evidence compliance with the conditions set forth in Sections 7.1 and 7.2 as may be reasonably requested by Purchaser .

         7.4      Certain Proceedings

                  No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Purchaser or the Company which, and no proceedings therefor shall have been threatened or commenced by any governmental entity which seek to prohibit or enjoin the consummation of the transactions contemplated hereunder.

         7.5      Consents and Approvals

                  All necessary consents and approvals of any other governmental authority or other third party required for the consummation of the Sale and the other transactions contemplated hereby and any waiting period applicable to the consummation of the Sale shall have expired or been terminated.

         7.6      Material Adverse Change

                  There shall not have occurred since the date of the Balance Sheet annexed hereto any material adverse change in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiary taken as a whole.

         7.7      Opinion of Counsel

                  Purchaser shall have received the opinion of Robins, Kaplan, Miller & Ciresi to the Company, substantially in the form of Exhibit D hereto.

         7.8      Consulting and Services Agreement.

                  Purchaser shall have entered into an agreement with Innovative Hospitality Corporation providing for the continuation of certain accounting and administrative by IHC with respect to the opening of the Grill and further providing for IHC's consulting services with respect to the operating of five
(5) new restaurants using the Grill concept substantially in the form of Exhibit E hereto.

         7.9      Dissenting Shareholders

                  The shareholders of the Company owning 10% or more of its Common Stock shall not have exercised their dissenters' rights under the provisions of the Minnesota Business Corporation Law.

8. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

                  The obligations of the Company under this Agreement to effect the Sale shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by the Company:

         8.1      Representations and Warranties True

                  The representations and warranties of Purchaser contained herein (without regard to any materiality exceptions or provisos therein) shall be true and correct in all material respects on the date of this Agreement and the Closing Date as though such representations and warranties were made at and on such date, except (i) for those untruths or inaccuracies which individually or in the aggregate would not either materially impair or preclude the ability of Purchaser to consummate the Sale and the other transactions contemplated hereby or have a Purchaser Material Adverse Effect, and (ii) for changes permitted or contemplated by this Agreement.

         8.2      Performance

                  Purchase shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date except for those failures to so perform or comply which individually or in the aggregate would not either materially impair or preclude the ability of Purchaser to consummate the Sale and the other transactions contemplated hereby or have a Purchaser Material Adverse Effect.

         8.3      Certificates

                  Purchaser shall furnish such certificates of their respective officers to evidence compliance with the conditions set forth in Sections 8.1 and 8.2 as may be reasonably requested by the Company.

         8.4      Certain Proceedings

                  No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Purchaser or the Company which prohibits the consummation of the Sale, and any waiting period applicable to the consummation of the Sale shall have expired or been terminated.

         8.5      Opinion of Counsel

                  The Company shall have received the opinions of D. David Cohen, Esq., counsel to Purchaser, substantially in the form of Exhibit E hereto.

9. CLOSING

         9.1      Time and Place

                  Subject to the provisions of this Agreement, the closing of the Sale (the "Closing") shall take place at the offices of Robins, Kaplan, Miller & Ciresi, 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, MN 55402, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles 6, 7 and 8 have been satisfied or waived by the party parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Purchaser and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." Either party may give five (5) business days' notice of Closing to the other party.

10. TERMINATION AND ABANDONMENT

         10.1     Termination

                  This Agreement may be terminated and the Sale may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

                  (a) by mutual consent of the Boards of Directors of the Purchaser and the Company;

                  (b) by either Purchaser or the Company if, without fault of such terminating party, the Sale shall not have been consummated on or before June 30, 1996, which date may be extended by mutual consent of the parties hereto;

                  (c) by either Purchaser or the Company, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Sale; or

                  (d) by either Purchaser or the Company, if the approval of a majority of the outstanding shares of Company Common Stock cast at the Special Meeting or any adjournment thereof is not obtained.

         10.2     Termination by Purchaser

                  This Agreement may be terminated and the Sale may be abandoned, by action of the Board of Directors of Purchaser, at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, if (a) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles 1 and 5 of this Agreement to be complied with or performed by the Company at or prior to such date of termination, or (b) there exists a breach or breaches of any representation or warranty of the Company and/or the Subsidiary contained in this Agreement such that the Closing condition set forth in Section 7.1 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 days of delivery to the Company of written notice of such breach or breaches, or (c) if at anytime within the 30 trading days prior to Closing, Purchaser's Common Stock trades at $8.50 or higher.

         10.3     Termination by the Company

                  This Agreement may be terminated and the Sale may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of Directors of the Company, if (a) Purchaser shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles 1 and 5 of this Agreement to be complied with or performed by Purchaser at or prior to such date of termination, or (b) there exists a breach or breaches of any representation or warranty of Purchaser contained in this Agreement such that the Closing condition set forth in Section 8.1 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not be cured within fifteen (15) days of delivery to Purchaser of written notice of such breach or breaches, or (c) if at any time within the thirty (30) trading days prior to Closing, Purchasers Common Stock trades at $5.125 or less.

         10.4     Procedure for Termination

                  In the event of termination and abandonment of the Sale by Purchaser or the Company pursuant to this Article 10, written notice thereof shall forthwith be given to the other.

         10.5     Effect of Termination

                  In the event of termination of this Agreement and abandonment of the Sale pursuant to this Article 10, no party hereto (or any of its directors or officers) shall have any liability or further obligation to consummate the transactions contemplated by this Agreement, except that nothing herein shall relieve any party from liability for damages, other than those relating to future or projected profits, for any breach of this Agreement.

11. MISCELLANEOUS

         11.1     Amendment and Modification

                  Subject to applicable law, this Agreement mal be amended, modified or supplemented only by written agreement of Purchaser, the Company and the Subsidiary at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the stockholders of the Company, no such amendment or modification shall change the amount or form of the Closing Consideration.

         11.2     Waiver of Compliance; Consents

                  Any failure of Purchaser, on the one hand, or the Company or Subsidiary, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Subsidiary, or Purchaser or Newco, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.2.

         11.3     Survivability; Investigations

                  The respective representations and warranties of Purchaser, Newco and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

         11.4     Notices

                  All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, or mailed by registered or certified mail (return receipt requested) first-class postage prepaid, or telecopied with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof. Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first-class postage prepaid.

                  (a)      If to the Company, to:

                           Alamo Restaurants, Inc.
                           1465 East 84th Place
                           Merrillville, IN 46410

                           with a copy to:

                           Robert T. Montague, Esq.
                           Robins, Kaplan, Miller & Ciresi
                           2800 LaSalle Plaza
                           800 LaSalle Avenue
                           Minneapolis, MN 55402-2015
                           Fax: (612) 339-4181


                  (b)      If to Purchaser, or Newco, to:

                           Elephant & Castle Group, Inc.
                           P.O. Box 10240
                           Pacific Center
                           701 West Georgia Street
                           Suite 303-701
                           Vancouver, B.C.  Y7Y1E7
                           CANADA

                           with a copy to:

                           D. David Cohen, Esq.
                           500 North Broadway - Suite 133
                           Jericho, NY 11753
                           Fax: (516) 933-8454

         11.5     Assignment

                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, any wholly-owned Subsidiary of Purchaser incorporated under the laws of Delaware and substituted for Newco as provided in Section 1.1), but neither this Agreement nor any of the rights interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer any rights or remedies hereunder upon any other person except the parties hereto.

         11.6     Arbitration

                  In the event of any dispute arising hereunder, the parties hereby stipulate and agree that such dispute shall be resolved by binding arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association ("AAA") before a single arbitrator. If a claim is made by Purchaser against Company or Subsidiary, arbitration shall be held in Minneapolis, Minnesota. If a claim is made by Company or Subsidiary against Purchaser, such arbitration shall be held in Vancouver, British Columbia, Canada. Any arbitral order resulting such proceedings may be entered as a judgment in any court of competent jurisdiction.

         11.7     Counterparts

                  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.8     Severability

                  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

         11.9     Captions

                  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way affect the meaning or interpretation of this Agreement.

         11.10    Entire Agreement

                  This Agreement, including the exhibits hereto and the documents and instruments referred to herein (including the Confidentiality Agreement and Disclosure Statement), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

                  IN WITNESS WHEREOF, Purchaser, and Newco and the Company and Subsidiary each and all have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                             ELEPHANT & CASTLE GROUP INC.


                                             By:
                                             Name:
                                             Title:

                                             ALAMO RESTAURANTS, INC.


                                             By:
                                             Name:
                                             Title:

                                             ALAMO GRILL, INC.


                                             By:
                                             Name:
                                             Title:

                                    EXHIBIT A


  Company liabilities to be paid by Purchaser at Closing:

         Barclay Bank                                  Up to      $326,000

         Other Liabilities1                            Up to      $210,000
                          =                                       ========
         Total                                                    $536,000


- --------
  * Specific payees and amounts to be provided prior to Closing to allow for checks to be prepared evidencing payment. Liabilities of the Company not paid or expressly assumed in writing by the Purchaser in connection with this transaction shall remain the sole responsibility of the Company.

                                    EXHIBIT B

                                Affiliate Letter


          The undersigned is an officer, director, key employee or controlling person of Alamo Restaurants, Inc. ("Alamo" or the "Company").

          Alamo is prepared, subject to the approval of the shareholders of the Company, to sell all of the capital stock of Alamo Grills, Inc. ("Subsidiary") to E&C Acquisition Corp. ("Newco") for shares of the capital stock of Elephant & Castle Group, Inc. ("Purchaser" and "Purchaser Shares").

          The undersigned will receive an indeterminate number of such Purchaser Shares at the closing of the transactions.

          In order to induce the Purchaser to enter into the transaction, the undersigned represents, warrants and agrees with Purchaser that:

  1. He, she or it ("He") will engage in no transactions in the Purchaser Shares prior to the expiration of thirty (30) days following the public release of financial information of Purchaser, including not less than thirty (30) days of combined operations of Subsidiary with Purchaser.

  2. He will not sell, transfer, hypothecate or otherwise dispose of any of the Purchaser Shares otherwise than pursuant to an effective Registration Statement relative thereto, or, in the opinion of counsel to the Purchaser, an exemption from registration applicable to any such transaction.

  3. He will permit the certificates representing the Purchaser Shares to be endorsed with a legend restricting transfer, as provided by paragraphs 1 and 2 hereof.

                           EXHIBIT   C


                Form of Opinion of D. David Cohen


Alamo Restaurants, Inc.
1465 East 64th Place
Merrillville, Indiana 46410


RE: Acquisition of the Common Stock of Alamo Grill, Inc.

Dear Ladies and Gentlemen:

      We have acted as counsel for Elephant & Castle Group, Inc. ("E&C" or "Purchaser"), a corporation organized under the laws of the Province of British Columbia, Canada in connection with the purchase by Purchaser, or its wholly-owned subsidiary, of all of the capital stock of Alamo Grill, Inc. ("Grill") in exchange for cash and capital stock of E&C pursuant to a certain Agreement among Purchaser, Grill and Alamo Restaurants, Inc. (~Alamo") of all of the dated April 9, 1996 (the "Agreement").

      As such counsel, we have reviewed the corporate actions taken by the Purchaser in connection with the Agreement. In addition, we have reviewed such matters of law and examined copies of such corporate records of the Purchaser, agreements and other instruments, certificates of public officials, certificates and representations of public officials, certificates and representations of officers of the Purchaser and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various matter of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deemed such reliance reasonable on certificates of officers of the Purchaser and of public officials. We have assumed the authenticity of all documents submitted to us as originals, that all signature on executed documents we have examined are genuine, that all documents submitted to us as copies conform to the originals thereof, and that all certificates furnished to us as to relevant facts are correct.

      Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement to which this Exhibit C is attached.

      1. Purchaser is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada.

      2. Purchaser has full corporate power and authority to execute and deliver the Sale Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by the Boards of Directors of Purchaser. No other corporate proceedings on the part of Purchaser are necessary to authorize the Agreement or the consummation of the transactions contemplated thereby. The Agreement has been duly and validly executed and delivered by Purchaser, assuming the Agreement constitutes a legal, valid and binding agreement of the Company, constitutes a legal, valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent, conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      3. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by Purchaser in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby, other than those which have already been made and those other filings, registrations, authorizations, consents or approvals the failure of which to be obtained or made would not, individually or in the aggregate, materially impair or preclude the ability of Purchaser to perform its respective obligations under the Agreement or prevent the consummation of any of the transactions contemplated thereby.

      4. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) violate any provision of the Certificate of Incorporation or ByLaws of Purchaser, (ii) to the best of our knowledge, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement or other instrument to which Purchaser is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not materially impair or preclude Purchaser's ability to consummate the transactions contemplated by the Agreement or for which Purchaser has received appropriate consents or waivers.

      5. The Common Stock of E&C issuable in exchange for all of the shares of Grill has been duly authorized, and, upon issuance as contemplated by the Agreement, will be validly issued, fully paid and nonassessable.

      6. The Registration Statement and Proxy Statement (with respect to Purchaser comply as to form in all material respects with the applicable provisions of the Securities Act and Exchange Act, as the case may be (except that no opinion is expressed herein with respect to the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data included in the Registration Statement).

      In addition, we have participated in conferences, in person or by telephone, with officers and other representatives of Purchaser, representatives of the independent public accountants for Purchaser and officers and other representatives of the Company, at which the contents of the Registration Statement and Proxy Statement and related matters were discussed, and although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Proxy Statement, on the basis of the foregoing (relying as to materiality to a large extent upon the opinion of officers and other representatives of Purchaser), no facts have come to our attention which would lead us to believe that the portions of the Registration Statement or Proxy Statement with respect to Purchaser, in the case of the Registration Statement, on the effective date of the Registration Statement or at the Effective Time and, in the case of the Proxy Statement, at the date the Proxy Statement was first mailed to shareholders, at the time of the Special Meeting or at the Effective Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

      This opinion is being furnished to you pursuant to the Agreement, and may not be provided to, or relied upon, by any other person, firm or entity, other than you. This opinion may not be duplicated, distributed or republished without the written consent of the undersigned.



                                   Very truly yours,




                                   D. David Cohen

                                                                           DRAFT
                                                                       EXHIBIT D




                                 , 1996




Elephant & Castle Group, Inc.
701 West Georgia St., Suite 303
P.O Box 10240, Pacific Centre
Vancouver, B.C. V7Y 1E7 Canada

Re: Acquisition of the Common Stock of Alamo Grill, Inc.

Dear Ladies and Gentlemen:

         We have acted as counsel for Alamo Restaurants, Inc., a Minnesota corporation (the "Company"), and Alamo Grill, Inc., an Indiana corporation, which is a wholly owned subsidiary of the Company (the "Subsidiary"), in connection with the sale of the Subsidiary's common stock to Elephant & Castle Group, Inc. ("E&C) pursuant to that certain Agreement between the Company and E&C, dated April 9, 1996 (the "Agreement").

         As such counsel, we have reviewed the corporate actions taken by the Company in connection with the Agreement. In addition, we have reviewed such matters of law and examined copies of such corporate records of the Company and the Subsidiary, agreements and other instruments, certificates of public officials, certificates and representations of public officials, certificates and representations of officers of the Company and the Subsidiary, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deemed such reliance reasonable on certificates of officers of the Company and the Subsidiary and of public officials. We have assumed the authenticity of all documents submitted to us as originals, that all signatures on executed documents we have examined are genuine, that all documents submitted to us as copies conform to the originals thereof, and that all certificates furnished to us as to relevant facts are correct.

         As used in this opinion, the expression "to our knowledge" or similar phrase with reference to matters of fact means that, in the course of our representation of the Company and the Subsidiary, no information that would lead us to believe that the opinions expressed herein are incorrect has come to our attention. Further, the expression "to our knowledge" or similar phrase with reference to matters of fact refers only to the current actual knowledge, after due inquiry, of the attorneys of this firm who have worked on matters for the Company and the Subsidiary in connection with the Agreement and the transactions contemplated thereby Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge as to the existence or absence of any fact should be drawn from our representation of the Company and the Subsidiary or the rendering of the opinion set forth below.

         On the basis of such examination and our general familiarity with the Company's and the Subsidiary's corporate affairs, we advise that, in our opinion:

         (a) Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where, to our knowledge, the character of its activities requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, either materially impair or preclude the ability of the Company to consummate the sale contemplated by the Agreement.

         (b) The Company is directly or indirectly the record and, to our knowledge, beneficial owner of all of the outstanding shares of capital stock of the Subsidiary, all of such shares so owned by the Company are validly issued, fully paid and non-assessable and are owned by it free and clear of any perfected claim, lien or encumbrance and, to our knowledge, any other claim, lien or encumbrance, except for UCC liens of record and liens disclosed or described in the Disclosure Statement attached as an Exhibit to the Agreement. To our knowledge, there are no other outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Subsidiary to issue, transfer or sell any shares of capital stock of the Subsidiary or any other securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock.

         (c) The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company (assuming approval by the Company's shareholders) are necessary to authorize the Agreement or the consummation of the transactions contemplated thereby. The Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium, or other laws of general application affecting the rights of creditors generally and by judicial limitations on the right of specific performance and other equitable remedies.

         (d) The execution and delivery of the Agreement, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof will not conflict with, constitute a default under or violate [i] any of the terms, conditions or provisions of the certificate of Incorporation (or other applicable charter document) or By-laws of the Company, [ii] any of the terms, conditions or provisions of any document, agreement or other instrument of which we have knowledge to which the Company or any of its Subsidiaries is a party or by which any of them is bound, [iii] any law or regulation applicable to the Company or the Subsidiary, or [iv] any judgment, writ, injunction, decree, order or ruling of any court or governmental authority of which we have knowledge binding the Company or the Subsidiary, excluding from the foregoing clauses [ii], [iii] and [iv] conflicts, defaults or violations which, either individually or in the aggregate, would not have a material adverse effect.

         (e) No consent, approval, waiver, license or authority or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Company of the Agreement or the consummation by the Company of the Agreement or other transactions contemplated thereby.

         (f) Except for the persons listed on that attached Schedule (i), to our knowledge, no person, for purposes of Rule 145 under the Securities Act, is an affiliate of the Company.

         (g) In addition, we have participated in conferences with directors, officers and other representatives of the Company and E&C, at which conferences the contents of the Registration Statement and Proxy Statement and related matters were discussed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Proxy Statement, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of the officers and other representatives of the Company and the Subsidiary) no facts have come to our attention which leads us to believe that the portions of the Registration Statement or Proxy Statement with respect to the Company and the Subsidiary, in the case of the Registration Statement, on the effective date of the Registration Statement, or at the Effective Time and, in the case of the Proxy Statement, at the date the Proxy Statement was first mailed to shareholders, at the time of the Special Meeting at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading (it being understood that we express no view with respect to information concerning E&C or the financial statements and related notes, the financial statement schedules and other financial, statistical and accounting data included or incorporated in the Registration Statement or the Prospectus).

         This opinion is furnished pursuant to Section 7 7 of the Sale Agreement solely to you, and may not be provided to or relied upon by any other person, firm or entity, other than you This opinion may not be duplicated, distributed or furnished to any person, firm or entity, without the prior written consent of the undersigned.

                                   Very truly yours,

                              ROBINS, KAPLAN, MILLER & CIRESI

                                 Schedule (i) to
                Opinion Letter of Robins, Kaplan, Miller & Ciresi

                      Affiliates of Alamo Restaurants, Inc.

                                  Jon P. Taffer
                                 John P. Holdahl
                                 Martin J O'Dowd

                                    ANNEX B

302A.471. Rights of dissenting shareholders

         Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

         (1)  alters or abolishes a preferential right of the shares;

         (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

         (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

         (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but no including a transaction permitted without shareholder approval in section
302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

         (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

         (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

         Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

         (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

         Subd. 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

         Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

Laws 1981, c. 270, ss. 80, eff. July 1, 1981.  Amended by Laws 1987, c. 203, ss.
2,3;  Laws 1988,  c. 692. ss. 10; Laws 1991,  c. 49, ss. 16; Laws 1992,  c. 517,
art. 1, ss. 15, eff. Jan. 1, 1993;  Laws 1993,  c.17, ss. 40: Laws 1994, c. 417,
ss. 5

         Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
540.09 for interest on verdicts and judgments.

         Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

         Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

         Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

         (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

         (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

         (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired that shares or an interest in them and to demand payment; and

         (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

         Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

         (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

         (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.


         (b) The corporation may withhold the remittance  described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount t listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

         Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

         Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall names as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and a copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraiser, with powers and authorities the court deems proper, to receive evidence on an recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and determine the fair value of the shares, taking into account any and all factors the courts finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount t by which the fair value of the shares as determined by the court, plus interest, exceeds the about, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

         Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to any attorney for the dissenters out of the amount awarded to the dissenters, if any.

Laws 1981, c. 270, ss. 81, eff. July 1, 1981.  Amended by Laws 1987, c. 104, ss.
30 to 33; Laws 1993, c 17, ss. 41, 42.